Exhibit 99.1

Millrose Properties, Inc. Provides Preliminary, Unaudited Third Quarter 2025 Results and Business Update

October 9, 2025

MIAMI—(BUSINESS WIRE)—Millrose Properties, Inc. (NYSE: MRP) (“Millrose” or the “Company”), based on information available as of October 9, 2025, is providing preliminary, unaudited results for the third quarter of 2025 ahead of upcoming investor meetings. The Company plans to release its full third quarter 2025 results before the market opens on October 23, 2025.

For the three and nine months ended September 30, 2025, Millrose expects to report the following estimated preliminary unaudited results:

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Revenues of approximately $179.3 million and $411.0 million for the three and nine months ended September 30, 2025, respectively. Revenues include (i) option fee revenues which is Millrose’s primary source of revenue and represent monthly option payments from Lennar Corporation (“Lennar”) and other customers in consideration for maintenance of a purchase option with respect to a property, and (ii) development loan income from interest on the outstanding loan balance of development loans secured by residential property.

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Net income of approximately $105.1 million, or $0.63 per share, for the three months ended September 30, 2025. Net income has been impacted by the accelerated payoff of the delayed draw term loan and other expenses related to our recent debt issuance. Given the non-recurring and non-cash nature of these costs, they are added back to net income to calculate Adjusted Funds From Operations.

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Adjusted Funds from Operations (“AFFO”) of approximately $122.5 million, or $0.74 per share, for the three months ended September 30, 2025. As shown in “Reconciliation of Millrose Non-GAAP Measures” below, certain non-recurring and non-cash transactions are added back to net income including non-cash components of compensation expense, amortization of financing costs for Millrose’s credit agreements and seller notes, provision for credit loss expense, and non-recurring agency expenses related to the spin-off of the Company from Lennar (the “Spin-Off”).

•	Homesite inventory and other related assets of approximately $8.7 billion as of September 30, 2025.

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Invested Capital of approximately $8.2 billion as of September 30, 2025. Invested Capital includes (i) homesite inventory contributed by Lennar at the Spin-Off and acquired from Rausch Coleman Companies, LLC (“Rausch”), less option earning deposits and other holdbacks, and (ii) takedown and land acquisition and development funding activity through the third quarter of 2025.

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Weighted average yield of approximately 9.1% as of September 30, 2025, which is based on the average of option rate and/or loan interest rate weighted by investment balance, and assumes the three-month SOFR rate as of June 26, 2025.

•	Book value of approximately $35.29 per share as of September 30, 2025 which represents the total common stockholders’ equity divided by the common shares outstanding as of September 30, 2025.

The above financial results are preliminary, unaudited estimates and are subject to change until the filing of the Company’s Form 10-Q for the quarter ended September 30, 2025. The Company is currently finalizing its third quarter 2025 results, and as a result, these preliminary estimates are based solely on information available to management as of the date of this press release. The Company’s actual results may differ from these estimates due to the completion of its quarter-end closing procedures, final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results are finalized and included in its Form 10-Q for the quarter ended September 30, 2025.

Non-GAAP Measures

The unaudited preliminary estimates include certain non-GAAP measures, including AFFO and Invested Capital. Millrose has included AFFO and Invested Capital because management believes they provide useful information to investors in gaining an overall understanding of Millrose’s current financial performance. Millrose believes AFFO is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the operating performances of real estate investment trusts (“REITs”). Millrose uses Invested Capital as a measure of the capital deployed and management believes that the figure is useful to investors because it serves as the basis for generating option fees and other related income. Millrose believes AFFO and Invested Capital provide investors with the financial measures that closely align with Millrose’s internal processes. The following are the definitions of Millrose’s non-GAAP measures:

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AFFO means the Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of Millrose’s taxable REIT subsidiaries) that will not be incurred following Millrose’s election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes. Other REITs may not define AFFO in the same manner as Millrose does and therefore Millrose’s calculation of AFFO may not be comparable to other REITs.

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Invested Capital represents the balance on which monthly cash option fees are paid by counterparties. Invested Capital includes certain components of Millrose’s unaudited condensed consolidated financial statements related to (i) homesite inventory and other related assets and (ii) liabilities.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Reconciliation of Millrose Non-GAAP Measures

AFFO: The following is a reconciliation of Millrose’s AFFO and AFFO earnings per share to its most directly comparable GAAP measures, GAAP net income and GAAP net income per share as presented in Millrose’s unaudited condensed consolidated statements of operations.

(in thousands)	Three months ended September 30, 2025
Net income attributable to Millrose Properties, Inc. common shareholders	$105,060
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	16,359
Add: Rating agency expenses (2)	550
Add: Stock-based compensation expense (3)	189
Add: Provision for credit loss expense (4)	340

Total adjustments	17,438

AFFO attributable to Millrose Properties, Inc. common shareholders	$122,498

AFFO basic earnings per share of Class A and Class B Common Stock	$0.74

AFFO diluted earnings per share of Class A and Class B Common Stock	$0.74
Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic earnings per share of Class A and Class B Common Stock - GAAP reported	$0.63
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.10
Add: Rating agency expenses (2)	0.01
Add: Stock-based compensation (3)	0.00
Add: Provision for credit losses (4)	0.00

AFFO basic earnings per share of Class A and Class B Common Stock	$0.74

GAAP reported diluted earnings per share of Class A and Class B Common Stock	0.63
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.10
Add: Rating agency expenses (2)	0.01
Add: Stock-based compensation (3)	0.00
Add: Provision for credit losses (4)	0.00

AFFO diluted earnings per share of Class A and Class B Common Stock	$0.74

Basic weighted average common shares outstanding of Class A and Class B Common Stock	166,003,497
Diluted weighted average common shares	166,031,797

(1)	Reflected in interest expense in the unaudited condensed consolidated statements of operations. Includes $11.8 million of accelerated amortization for the delayed draw term loan payoff.
(2)	Reflected in other expenses in the unaudited condensed consolidated statements of operations.
(3)	RSUs granted to each member of the Board under 2024 Incentive Plan. Reflected in stock-based compensation expense in the unaudited condensed consolidated statements of operations.
(4)	Provision for credit losses for development loans receivable. Reflected in provision for credit loss expense in the unaudited condensed consolidated statements of operations.

Invested Capital: The following is a reconciliation of Millrose’s Invested Capital to its most directly comparable GAAP measure, homesite inventory and other related assets as presented in Millrose’s unaudited condensed consolidated balance sheets:

	Three months ended September 30, 2025
(in thousands)	Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP
GAAP reported homesite inventory and other related assets as of September 30, 2025 (1)	$6,656,117	$2,044,714	$8,700,831
Adjustments:
Remove: Interest receivable on development loans	—	(6,233)	(6,233)
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	—	(56,824)
Add: Development holdback liability	(100,000)	—	(100,000)
Add: Earnest deposit assets	7,560	—	7,560
Add: Builder deposit liabilities	(170,999)	(221,267)	(392,266)

Total Invested Capital as of September 30, 2025	$6,335,854	$1,817,214	$8,153,068

Invested Capital
Invested Capital as of June 30, 2025 (2)	$6,274,757	$1,134,016	$7,408,773
Takedown Proceeds (3)	(796,903)	(86,000)	(882,903)
Land Acquisition and Development Funding (4)	858,000	769,198	1,627,198

Invested Capital as of September 30, 2025	$6,335,854	$1,817,214	$8,153,068

Weighted Average Yield as of September 30, 2025 (5)	8.5%	11.3%	9.1%
Implied Quarterly Income Run Rate at September 30, 2025 (6)	$136	$52	$188

(1)	Includes homesite inventories and development loan receivables.
(2)

Includes (a) Homesite inventory contributed by Lennar at the Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity during the first and second quarters of 2025.

(3)

Reduction in investment balance during the third quarter of 2025 from homesite sales pursuant to option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits.

(4)	Includes land acquisitions during the third quarter of 2025, net of option earning deposits.
(5)	Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of June 26, 2025.
(6)	Calculated by taking Invested Capital balance at end of period multiplied by weighted average yield as of quarter end, adjusted for the number of days in the quarter.

About Millrose Properties, Inc.

Millrose purchases and develops residential land and sells finished homesites to home builders by way of option contracts with predetermined costs and takedown schedules. Millrose serves as a solution for home builders seeking to expand access to finished homesites while implementing an asset-light strategy. As fully developed homesites are sold by Millrose, capital is recycled into future land acquisitions for home builders, providing customers with durable access to community growth.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management’s expectations based on currently available information and involve significant risks, uncertainties, and assumptions that may cause actual results to differ materially. Factors that may cause such differences include, but are not limited to, the finalization of the Company’s quarter-end financial results, economic conditions, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Except to the extent required by applicable law, Millrose undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

Media:

Ben Spicehandler / Stephen Pettibone

FGS Global

MillroseProperties@fgsglobal.com